SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 19, 2000


                              ROYALE ENERGY, INC.
              (Exact name of registrant as specified in its charter)


       California                   0-22750              33-02224120
(State of other jurisdiction of    (Commission          (IRS Employer
incorporation or organization)     File Number)       Identification No.)

                       7676 Hazard Center Drive, Suite 1500
                              San Diego, CA 92108
                      (Address of principal executive office)

                    Issuer's telephone number:     619-297-8505


Item 8.     Other Events.

Royale to Receive Payments in Settlement of Lawsuit

On January 19, 2000, Royale Energy, Inc. agreed to settle its claims against Robert Watts and Isles of June Consulting, Ltd., in Royale Energy, Inc., v. Isles of June Consulting, Ltd and Robert E. Watts, Case No 99-CV-0580, in the U.S. District Court for the Southern District of California. The settlement calls for entry of a $500,000 stipulated judgment in favor of Royale and against Watts and Isles of June Consulting. The defendants may satisfy the stipulated judgment by paying Royale $100,000 prior to February 18,2000, another $50,000 prior to December 31, 2000, and transferring shares of stock in an unrelated company from Watts to Royale. In addition, judgment was entered in favor of Royale and its officers on all counterclaims that had been brought by Watts and Isles of June Consulting.

Royale had filed the lawsuit on March 29, 1999, alleging that the defendants had injured Royale's reputation, breached fudiciary duties owed to Royale, and misappropriated certain trade secrets owned by Royale. The settlement agreement and stipulated judgment represented a complete settlement of all controversies between the parties in the lawsuit.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ROYALE ENERGY, INC.



Date: February 18, 2000                    /s/ Stephen M. Hosmer
                               --------------------------------------------
                                 Stephen M. Hosmer,Chief Financial Officer
                                   - 2 -